CERTIFICATE OF CORRECTION

                                      TO

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             THE CLOROX COMPANY





          THE CLOROX COMPANY, a corporation organized and existing under the General Corporation Law of the State of Delaware,


          DOES HEREBY CERTIFY:


          1. That a Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on November 24, 1987, and that said certificate requires correction as permitted by subsection (F) of Section 103 of the General Corporation Law of the State of Delaware.


          2.     The first paragraph of the Restated
Certificate of Incorporation is corrected to read as follows:



                    "This corporation was originally
                   incorporated on September 5, 1986."


          IN WITNESS WHEREOF, THE CLOROX COMPANY has caused this certificate to be signed by Charles R. Weaver, its Chairman of the Board, and attested by Edward A. Cutter, its Secretary, this day of December 9, 1987.



                                   THE CLOROX COMPANY







                              By:  /s/ CHARLES R. WEAVER
                                   Charles R. Weaver
                                   Chairman of the Board



                          Attest:  ______________________
                                   Edward A. Cutter
                                   Secretary

                  RESTATED CERTIFICATE OF INCORPORATION


                                    OF


                           THE CLOROX COMPANY





          This corporation was originally incorporated on August 29, 1986.



                              ARTICLE One


          The name of the corporation is THE CLOROX COMPANY.


                              ARTICLE TWO


          The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The
Corporation Trust Company.


                              ARTICLE THREE


          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                              ARTICLE FOUR


          The total number of shares of stock which the corporation shall have authority to issue is 180,000,000, consisting of 175,000,000 shares of Common stock having a par value of $1.00 per share and 5,000,000 shares of Preferred Stock having a par value of $1.00 per share.

          The board of directors of the corporation is authorized, subject to limitations prescribed by law and the provisions of this Article Four, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.


                              ARTICLE FIVE


          The business and affairs of the corporation shall be managed by the board of directors which shall consist of not less than 9 persons. The exact number of directors shall be fixed from time to time by, or in the manner provided in, the by-laws of the corporation and may be increased or decreased as therein provided. Directors of the corporation need not be elected by ballot unless required by the by-laws. The board of directors is authorized to adopt, amend or repeal the by-laws.


                              ARTICLE SIX


                                    PART I


Vote Required For Certain Business Combinations


          A. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly provided in Part II of this Article Six, the following transactions:

              (i)     any merger or consolidation of this
                      corporation or any Subsidiary (as
                      hereinafter defined) into or with


                     (a)     any Interested Stockholder (as
                             hereinafter defined); or


                     (b)     any other corporation (whether or
                             not it is an Interested
                             Stockholder) which is, or after
                             such merger or consolidation would
                             be, an Affiliate (as hereinafter
                             defined) of an Interested
                             Stockholder; or


             (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition
                      (in one transaction or a series of
                      transactions) to or with any Interested
                      Stockholder or any Affiliate of any
                      Interested Stockholder of any assets of
                      this corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of more than ten percent (10%) of the Fair Market Value of the consolidated total assets of this
                      corporation; or


            (iii)     the issuance or transfer by this
                      corporation or any Subsidiary (in one
                      transaction or a series of transactions) of any securities of this corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property having an aggregate Fair Market Value of more than ten percent (10%) of the Fair Market Value of the consolidated total assets of this corporation; or


             (iv) the adoption of any plan or proposal for the liquidation of this corporation proposed by or on behalf of an Interested Stockholder of any Affiliate of any Interested Stockholder; or


              (v)     any reclassification of this
                      corporation's securities (including any
                      reverse stock split), or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of this corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder;


shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of stock of this corporation entitled to vote regularly in the election of directors (the "Voting Stock") voting as a single class (it being understood that for purposes of this Article Six, each share of the Voting Stock other than Common Stock shall have the number of votes granted to it pursuant to Article Four of this Restated Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.


     B. The term "Business Combination" as used in this Article Six shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of Part I.


                              Part II


                   When Higher Vote is Not Required


          The provisions of Part I of this Article Six shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:


          A. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).


          B. All of the following conditions shall have been met:


                (i)     The aggregate amount of the cash and
                        the Fair Market Value as of the date
                        of the consummation of the Business
                        Combination of consideration other
                        than cash to be received per share by
                        holders of Common Stock in such
                        Business Combination shall be at least
                        equal to the higher of the following:


                       (a)     (if applicable) the highest per
                               share price paid by the
                               Interested Stockholder for any
                               shares of Common Stock acquired
                               by it (1) within the two year
                               period immediately prior to the
                               first public announcement of
                               the proposal of the Business
                               Combination (the "Announcement
                               Date") or (2) in the transaction
                               in which it became an Interested
                               Stockholder, which ever is
                               higher; and


                       (b)     the Fair Market Value per share
                               of Common Stock on the
                               Announcement Date or on the date
                               on which the Interested
                               Stockholder became an Interested
                               Stockholder (such latter date is
                               referred to in this Article Six
                               as the "Determination Date"),
                               whichever is higher.


               (ii) The aggregate amount of the cash and the Fair Market Value on the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of shares of any other
                        class of outstanding Voting Stock shall
                        be at least equal to the highest of the
                        following (it being intended that the
                        requirements of this paragraph B(ii)
                        shall be required to be met with
                        respect to every class of outstanding
                        Voting Stock, whether or not the
                        Interested Stockholder has previously
                        acquired any shares of a particular
                        class of Voting Stock):


                        (a)     (if applicable) the highest per
                                share price paid by the
                                Interested Stockholder for any
                                shares of such class of Voting
                                Stock acquired by it (1) within
                                the two-year period immediately
                                prior to the Announcement Date
                                or (2) in the transaction in
                                which it became an Interested
                                Stockholder, whichever is
                                higher;


                        (b)    (if applicable) the highest
                               preferential amount per share to
                               which the holders of shares of
                               such class of Voting Stock are
                               entitled in the event of any
                               voluntary or involuntary
                               liquidation, dissolution or
                               winding up of this corporation;

                               or

                        (c)    the Fair Market Value per share
                               of such class of Voting Stock on
                               the Announcement Date or on the
                               Determination Date, whichever is
                               higher.


              (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with paragraphs B(i) and B(ii) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.


               (iv)     After such Interested Stockholder has
                        become an Interested Stockholder except
                        as approved by a majority of the
                        Disinterested Directors, there shall
                        have been:


                       (a)     no failure to declare and pay at
                               the regular date therefor any
                               full quarterly dividends
                               (whether or not cumulative) on
                               the outstanding Preferred
                               Stock, if any; and


                       (b)     no reduction in the effective
                               annual rate of dividends paid
                               on the Common Stock.


                (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.


                                 Part III


                             Certain Definitions


           For the purpose of this Article Six:


          A. A "person shall mean any individual, firm, corporation or other entity.

          B.     "Interested Stockholder" shall mean any
person (other than this corporation, any Subsidiary or any compensation plan of this corporation) who or which:


                (i)     is the beneficial owner, directly or
                        indirectly, of more than 5% of the
                        voting power of the outstanding Voting
                        Stock; or


               (ii)     is an Affiliate of this corporation
                        and at any time within the two-year
                        period immediately prior to the date
                        in question was the beneficial owner,
                        directly or indirectly, of more than
                        five percent (5%) of the voting power
                        of the then outstanding Voting Stock;
                        or


              (iii)     is an assignee of or has otherwise
                        acquired or succeeded to any shares of
                        Voting Stock which were at any time
                        within the two-year period immediately
                        prior to the date in question
                        beneficially owned by any Interested
                        Stockholder, if such assignment or
                        succession shall have occurred in the
                        course of a transaction or series of
                        transactions not involving a public
                        offering within the meaning of the
                        Securities Act of 1933.


          C. A person shall be a "Beneficial Owner" of any Voting Stock:


                (i)     which such person or any of its
                        Affiliates or Associates (as
                        hereinafter defined) beneficially
                        owns, directly or indirectly; or

               (ii)     which such person or any of its
                        Affiliates or Associates has:

                       (a)     the right to acquire (whether
                               such right is exercisable
                               immediately or only after the
                               passage of time), pursuant to
                               any agreement, arrangement or
                               understanding or upon the
                               exercise of conversion rights,
                               exchange rights, warrants or
                               options, or otherwise, or


                       (b)     the right to vote pursuant to
                               any agreement arrangement or
                               understanding; or


              (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.


          D. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Part III, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Part III but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.


          E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange
Act of 1934, as in effect on March 1, 1984.


          F. "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Part III, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by this corporation.


          G. "Disinterested Director" means any member of the board of directors of this corporation (the "Board") who is unaffiliated with the Interested Stockholder by whom or on whose behalf, directly or indirectly, the Business Combination is proposed or was a member of the Board prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with such Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.


          H.     "Fair Market Value" means:

                (i)     In the case of stock, the highest
                        closing sale price during the 30-day
                        period immediately preceding the date
                        in question of a share of such stock
                        as reported in the principal
                        consolidated transaction reporting
                        system for securities listed or
                        admitted to trading on the New York
                        Stock Exchange, or, if such stock is
                        not listed on such Exchange, on the
                        principal United States securities
                        exchange, registered under the
                        Securities Exchange Act of 1934 on
                        which stock is listed, or, if such
                        stock is not listed on such an
                        exchange, the highest closing bid
                        quotation with respect to a share of
                        such stock during the 30-day period
                        immediately preceding the date in
                        question on the National Association
                        of Securities Dealers, Inc. Automated
                        Quotation System or any system then
                        in use, and


               (ii)     in the case of property other than
                        cash or stock valued under (i) above,
                        the fair market value of such property
                        on the date in question as determined
                        in good faith by a majority of the
                        Disinterested Directors.


          I. In the event of any Business Combination in which this corporation is the surviving corporation, the phrase "consideration other than cash to be received" as used in clauses (i) and (ii) of paragraph B of Part II of this Article Six shall include the Fair Market Value of the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.


                                 Part IV


                      Powers Of The Board Of Directors


          A majority of the Disinterested Directors of this corporation shall have the power and duty to determine for the purposes of this Article Six, on the basis of information known to them after reasonable inquiry:


          A.     whether a person is an Interested Stockholder;

          B.     the number of shares of Voting Stock
beneficially owned by any person;

          C. whether a person is an Affiliate or Associate of another; and

          D. whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of more than ten percent (10%) of the Fair Market Value of the consolidated total assets of this corporation.


                                 Part V


                         Fiduciary Obligations


          Nothing contained in this Article Six shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.


                                 Part VI


                          Amendment Or Repeal


          The provisions set forth in this Article Six may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the then outstanding Voting Stock, voting as a single class.


                              ARTICLE SEVEN


          Action shall be taken by stockholders of the corporation only at annual or special meetings of stockholders and stockholders may not act by written consent.


                              ARTICLE EIGHT


                                 Part I


                        Right To Indemnification


          Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of this corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article Eight or otherwise. The corporation may, by action of the board of directors, provide indemnification to employees and agents of the corporation with a lesser or the same scope and effect as the foregoing indemnification of directors and officers.


                                 Part II


                      Right Of Claimant To Bring Suit


          If a claim under Part I of this Article Eight is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General
Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.


                                 Part III


                          Non-Exclusivity Of Rights


          The rights conferred on any person by Parts I and II of this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.


                                 Part IV


                                Insurance


          The corporation may maintain insurance, at its expense, to protect itself and any such director or officer of the corporation or of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation
Law of the State of Delaware.


                              ARTICLE NINE


          A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.


          This Restated Certificate of Incorporation of THE CLOROX COMPANY was adopted by The Board of Directors of this corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware. It only restates and integrates and does not further amend the provisions of this corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.


                                   THE CLOROX COMPANY




     Date:  November 18, 1987       By:/s/ CHARLES R. WEAVER
                                        Charles R. Weaver
                                        Chairman of the Board



                               Attest:/s/ EDWARD A. CUTTER
                                        Edward A. Cutter
                                        Secretary



          THE UNDERSIGNED, the duly elected, and qualified
Secretary of THE CLOROX COMPANY, a Delaware corporation, does hereby certify the foregoing to be the Restated
Certificate of Incorporation of said corporation.



     Date:  November 19, 1987  /s/ EDWARD A. CUTTER